ATTACHMENT 77I:

New series of Putnam Variable Trust:	Putnam VT Mid Cap Value
				Fund (Class IA shares and class IB
				shares)
Effective date of new series:		April 30, 2003
Added by Post-Effective Amendment:	PEA No. 31 filed February 14, 					2003
				for Putnam Variable Trust (Registrant)